Exhibit 1.1
EXECUTION VERSION
MGM Resorts International
(a Delaware corporation)
up to 78,984,300 Shares of Common Stock
UNDERWRITING AGREEMENT
Dated: October 12, 2010

TABLE OF CONTENTS

MGM Resorts International
(a Delaware corporation)
up to 78,984,300 Shares of Common Stock
UNDERWRITING AGREEMENT
October 12, 2010
Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Ladies and Gentlemen:
     MGM Resorts International, a Delaware corporation (the “Company”), and Tracinda Corporation, a Nevada corporation (the “Selling Stockholder”), each confirms its agreement with Barclays Capital Inc. (“Barclays” or the “Underwriter”), with respect to the sale of an aggregate of 68,682,000 shares (the “Initial Securities”) of Common Stock, par value $0.01 per share, of the Company (“Common Stock”). Of the 68,682,000 shares of the Initial Securities, 40,900,000 shares of Common Stock are being sold by the Company and 27,782,000 shares of Common Stock are being sold by the Selling Stockholder. The Underwriter (i) is purchasing all of the Initial Securities being sold hereunder and (ii) with respect to the grant by the Company and the Selling Stockholder to the Underwriter of the option described in Section 3(b) hereof, has the right to purchase all or any part of 10,302,300 additional shares of Common Stock to cover overallotments, if any. The aforesaid 68,682,000 shares of Initial Securities to be purchased by the Underwriter and all or any part of the 10,302,300 shares of Common Stock subject to the option described in Section 3(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”
     The Company and the Selling Stockholder understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-158956), including a related base prospectus, relating to the registration of debt and common stock of the Company (the “Shelf Securities”), including the Securities, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, including any required information deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) of the 1933 Act Regulations is herein called the “Registration Statement” and the related prospectus covering the Shelf Securities included in the Registration Statement at any given time, including the amendments thereto at such time, is herein called the “Basic Prospectus.”

The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”
     The Company has prepared, filed and delivered to the Underwriter, copies of a preliminary prospectus supplement dated October 12, 2010 in accordance with the provisions of Rule 430B and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations (together with the Basic Prospectus (to the extent not superseded or modified), the “Preliminary Prospectus”), and has provided to the Underwriter the information set forth on Schedule A-1 hereto (the “Pricing Information”), each for use by the Underwriter in connection with its solicitation of offers to purchase the Securities. The Preliminary Prospectus and the Pricing Information, together with the other Issuer Free Writing Prospectuses (as defined below), if any, identified on Schedule A-2 hereto and any other free writing prospectus (as defined below) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package, are herein referred to as the “Pricing Disclosure Package”. All references herein to the terms “Pricing Disclosure Package” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), prior to the Applicable Time and incorporated by reference in the Pricing Disclosure Package. “Applicable Time” means 9:00 am (Eastern time) on October 13, 2010 or such other time as agreed by the Company and the Underwriter.
     Promptly after the Applicable Time (as defined above), the Company will prepare and deliver to the Underwriter a final prospectus supplement dated the date hereof. The Basic Prospectus (to the extent not superseded or modified) together with the final prospectus supplement in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein referred to as the “Prospectus”.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 of the 1933 Act Regulations and “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the 1933 Act Regulations, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the applicable document; and all references herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, any free writing prospectus or the Prospectus shall be deemed to mean and include all information filed under the 1934 Act or the 1934 Act Regulations on or before such time and incorporated by reference therein.
     SECTION 1. Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time and as of the Closing Time as follows (references in this Section 1 to the “Prospectus” apply only in the case of representations and warranties made as of the Closing Time):
     (a) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice, including pursuant to Rule 401(g)(2) of the 1933 Act Regulations, objecting to the use of the automatic shelf registration statement form.
     At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405.
     (b) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on May 1, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
     At the time the Registration Statement became effective (including, without limitation, the effective dates of any amendments thereto and each deemed effective date with respect to the

Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), as of the Applicable Time and at the Closing Time, the Registration Statement complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and neither the Pricing Disclosure Package, as of the Applicable Time and at the Closing Time, nor the Prospectus nor any amendments or supplements thereto, as of its date, and at the Closing Time, included or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Registration Statement, Pricing Disclosure Package or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, Pricing Disclosure Package or Prospectus, as applicable (it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8 hereof).
     The Preliminary Prospectus and the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto and the Prospectus when filed complied when so filed in all material respects with the 1933 Act Regulations, the Prospectus when filed will comply when so filed in all material respects with the 1933 Act Regulations and each such prospectus delivered to the Underwriter for use in connection with this offering was, and the Prospectus when so delivered will be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission (“Regulation S-T”).
     Each Issuer Free Writing Prospectus (including any electronic road show), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by Underwriter consists of the information described as such in Section 8 hereof).
     (c) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder. Any non-audit services provided by Deloitte & Touche LLP to the Company have been approved by the Audit Committee of the Board of Directors of the Company.

     (d) Company’s Accounting System. The Company and the Company Subsidiaries, as hereinafter defined, maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act (as defined below) and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (e) Financial Statements. The financial statements, together with the related notes, included in the Registration Statement and the Pricing Disclosure Package, and the financial statements, together with the related notes, included in the Prospectus, present fairly, in all material respects, the respective financial positions of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as applicable, said financial statements have been prepared in conformity with GAAP applied on a consistent basis; the supporting schedules present fairly the information required to be stated therein; and the Company’s ratio of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus and the Pricing Disclosure Package have in each case been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected historical financial data and summary financial information, if any, included in each of the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Except as set forth in the Pricing Disclosure Package and the Prospectus, respectively, the historical consolidated financial statements together with the notes thereto forming part of the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements applicable to financial statements of the Company required to be included in registration statements on Form S-3 under the 1933 Act. The statistical and market related data and forward-looking statements contained in the Pricing Disclosure Package and the Prospectus are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made. All disclosures contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the Commission. As used herein, “subsidiaries” has the meaning ascribed thereto in Regulation S-X under the 1933 Act.
     (f) Compliance with Sarbanes-Oxley. The Company and the Company Subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term as used herein, includes the rules and regulations of the Commission promulgated thereunder).
     (g) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Company Subsidiaries, as defined below, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of the Company Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Company Subsidiaries considered as one enterprise and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, which includes the Common Stock.
     (h) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (i) Good Standing of Designated Subsidiaries. Each of the subsidiaries of the Company listed on Schedule B hereto (collectively, the “Company Subsidiaries” and, individually, each a “Company Subsidiary”) has been duly incorporated or formed and is validly existing as a corporation, limited liability company, general partnership or limited partnership in good standing under the laws of its state or other jurisdiction of incorporation or formation. Each Company Subsidiary is duly qualified and in good standing as a foreign corporation, limited liability company, general partnership or limited partnership in each jurisdiction in which the character or location of its assets or property (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to qualify would not have a Material Adverse Effect. The Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization other than the Company Subsidiaries. All of the issued and outstanding capital stock or other ownership interests, as the case may be, of each Company Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company (with respect to ownership only, with the exception of MGM Grand Detroit, LLC (including its subsidiaries), MGM Grand (Macau) Limited and MGM MIRAGE Hospitality Development (LLC) (Dubai) (in which the Company has approximately a 97%, 89.99% and 99% interest, respectively)), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than the liens provided for under the Company’s 13.00% Senior Secured Notes due 2013, 10.375% Senior Secured Notes due 2014, 11.125% Senior Secured Notes due 2017 and 9.00% Senior Secured Notes due 2020. None of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.
     (j) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a 15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (k) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Pricing Disclosure Package and the Prospectus (except for subsequent issuances or purchases, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans, the exercise of convertible securities or the Company’s stock repurchase program referred to in each of the Pricing Disclosure Package and the Prospectus); and the shares of issued and outstanding common stock have been duly authorized and validly issued and are fully paid and non-assessable.
     (1) Permits. Except where any such failure to do so would not have a Material Adverse Effect, each of the Company and the Company Subsidiaries has all requisite corporate, limited liability company or partnership power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any foreign, federal, state or local law (including the Nevada Gaming Control Act, the New Jersey Casino Control Act, the Michigan Gaming Control and Revenue Act, the Illinois Riverboat Gambling Act and the Mississippi Gaming Control Act and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction (collectively, the “Gaming Laws”)), to own, lease and license its assets and properties and to conduct its business, but only to the extent the same are currently conducted and operated as described in each of the Pricing Disclosure Package and the Prospectus, and, except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to the placement of restrictions on the transfer of and the entering into of agreements not to encumber the Company’s interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws. Except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to the placement of restrictions on the transfer of and the entering into agreements not to encumber the Company’s interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws, the Company and each of the Company Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such authorizations, approvals, consents, orders, licenses, certificates and permits, and neither the Company, nor any Company Subsidiary is in violation of any term or provision of any such authorizations, approvals, consents, orders, licenses, certificates or permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder thereof. To the knowledge of the Company and any of the Company Subsidiaries, no (i) governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company or any of the Company Subsidiaries (other than immaterial modifications, limitations and conditions arising in connection with licensing) and (ii) governmental or regulatory bodies are investigating the Company or any of the Company Subsidiaries or related parties (other than normal oversight reviews by such bodies incident to the licensure, gaming activities and casino management activities of the Company and the Company Subsidiaries).
     (m) Non-Contravention. Neither the Company nor any Company Subsidiary is (i) in violation of its charter, bylaws, partnership agreement or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject except in the case of clause (ii) for any violation or default which, individually or in the aggregate, would not have a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of (other than as expressly contemplated thereby) any lien, charge or encumbrance upon any property or assets of the Company or any Company Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject, except for such conflicts, breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws, partnership agreement or limited liability company agreement, as applicable, of the Company or any Company Subsidiary or any applicable law, administrative regulation or administrative or court decree.
     (n) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Company Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of its or any Company Subsidiary’s principal suppliers, manufacturers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect. None of the Company and its subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder (“ERISA”), which in any such event could be reasonably expected to have a Material Adverse Effect.
     (o) ERISA Compliance. Except as otherwise disclosed in each of the Pricing Disclosure Package and the Prospectus and to the knowledge of the Company, the Company and the Company Subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Company Subsidiaries or their ERISA Affiliates

(as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member.
     (p) Absence of Proceedings. There is no action, suit or proceeding, before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Company Subsidiary which has not been disclosed in each of the Pricing Disclosure Package and the Prospectus and could reasonably be expected to result in a Material Adverse Effect, could reasonably be expected to materially and adversely affect the properties or assets of the Company and the Company Subsidiaries or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any Company Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in each of the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, considered in the aggregate, if adversely determined reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of the Company or any Company Subsidiary which have not been filed or included in each of the Pricing Disclosure Package and the Prospectus, which could, through breach, termination or by execution of their terms, reasonably be expected to result in a Material Adverse Effect.
     (q) Possession of Intellectual Property. The Company and the Company Subsidiaries own, have incidental rights to or possess the right to use to the extent necessary in their businesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “proprietary rights”) presently employed by them in connection with the business now operated by them, and neither the Company nor any Company Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights, or of any facts which would render any proprietary rights invalid or inadequate to protect the interest of the Company or any Company Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.
     (r) Title to Properties. Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, each of the Company and the Company Subsidiaries has good title to all the properties and assets reflected as owned on the financial statements referred to in Section 1(e) hereof or elsewhere in each of the Pricing Disclosure Package and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of the Company and the Company Subsidiaries considered as one enterprise and do not materially interfere with the use made or proposed to be made of such property by the Company or such Company Subsidiary, where such interference would materially and adversely affect the Company and the

Company Subsidiaries considered as one enterprise. The real property, improvements, equipment and personal property held under lease by the Company or any Company Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Company Subsidiary, except where such interference would not materially and adversely affect the Company and the Company Subsidiaries considered as one enterprise.
     (s) No Authorization. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Securities, other than as required under Gaming Laws and which have been obtained, except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to the placement of restrictions on the transfer of and the entering into agreements not to encumber the Company’s interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws, and except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.
     (t) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited (i) by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, (ii) by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) with respect to rights of indemnification or contribution, federal or state securities laws or principles of public policy.
     (u) Authorization and Description of Securities. The Securities to be issued and sold by the Company to the Underwriter hereunder have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Pricing Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and, other than the anti-dilution right pursuant to that certain Stock Purchase and Support agreement dated August 21, 2007 between the Company and Infinity World Investments, LLC as described in the Pricing Disclosure Package and the Prospectus, the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Securities to be sold by the Selling Stockholder will be sold in compliance with federal and state securities laws.
     (v) Authority of the Company. The Company has all requisite corporate power and authority to enter into this Agreement, and to carry out the provisions and conditions hereof.
     (w) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or

the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     (x) Incorporated Documents. Each of the Pricing Disclosure Package and the Prospectus as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed (and not otherwise furnished) with the Commission since the end of the fiscal year to which such Annual Report relates. The documents filed or to be filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus on or prior to the Closing Date, at the time they were filed, or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations, and, when read together with the other information in the Pricing Disclosure Package or the Prospectus, as applicable, at the Applicable Time and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (y) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
     (z) FINRA. To the Company’s knowledge, (i) the Company is not the parent or an affiliate of the Underwriter, (ii) the Company is not the parent of a member (as defined in Rule 2120 of the Financial Industry Regulatory Authority (“FINRA”)) and (iii) other than as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Underwriter or their respective associated persons, parents or affiliates have a conflict of interest with the Company. For purposes of this representation and warranty, “parent,” “affiliate” and “conflict of interest” are defined in Rule 2720 of the NASD Conduct Rules of FINRA.
     (aa) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.
     (bb) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (cc) Insurance. Each of the Company and the Company Subsidiaries maintains insurance with carriers against such risks and in such amounts with such deductibles determined to be prudent in the reasonable judgment of the Company and consistent with the past practices of the Company. The Company has no reason to believe that it or any Company Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any Company Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
     (dd) No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Pricing Disclosure Package or Prospectus, neither the Company nor any Company Subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Company Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law, the violation of which would have a Material Adverse Effect, or of the character necessary to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus or the documents incorporated by reference therein.
     (ee) No Conflict with Money Laundering Laws. The operations of the Company and each Company Subsidiary are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Company Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, the adverse determination of which would have a Material Adverse Effect.
     (ff) Compliance with Hazardous Materials Laws. To the best knowledge of the Company, no condition exists that violates any Hazardous Material Law applicable to any of the real property of the Company, except for such violations that would not result in a Material Adverse Effect. For purposes hereof, a “Hazardous Material Law” shall mean a law, rule or regulation governing the treatment, transportation or disposal of substances defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., or as “hazardous”, “toxic” or “pollutant” substances or as “solid waste” pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or as “friable asbestos” pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.
     (gg) Tax Law Compliance. Each of the Company and the Company Subsidiaries has filed all federal, and all material state and foreign tax returns required to filed by it and has paid all material taxes (including in its capacity as withholding agent) required to be paid by it and, if due and payable, any material related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings if adequate reserves have been made for such taxes and any related assessment, fine or penalty in accordance with GAAP. The Company has made adequate charges, accruals and reserves pursuant to the Financial Accounting Standards Board Interpretation No. 48 in the applicable financial statements referred to in Section 1(e) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.
     (hh) Accuracy of Statements in Prospectus. The statements in the Pricing Disclosure Package and the Prospectus under the heading “Regulation and Licensing” and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 included in Exhibit 99.2 under the heading “Regulation and Licensing,” as amended by the statements in the Pricing Disclosure Package and the Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (ii) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered, as a result of the offering contemplated in this Agreement, for sale under the Registration Statement or included in the offering contemplated by this Agreement.
     (jj) Preliminary Financial Information. The financial information presented under “Summary — Recent Developments — Third Quarter Results” set forth in each of the Pricing Disclosure Package and the Prospectus (i) is preliminary in nature, and additional internal and external review procedures remain to be performed before such information will be ready for inclusion in the Company’s third quarter earnings release and Form 10-Q, (ii) was derived, with the exception of benefit (provision) for income taxes, from the internal accounting records of the Company (as those records were maintained at the date of each of the Pricing Disclosure Package and the Prospectus), and (iii) while preliminary, where applicable, was prepared on a basis consistent with the corresponding financial information included in the Company’s earnings release for the second quarter of 2010 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Form 10-K for the year ended December 31, 2009. The benefit (provision) for income taxes was not derived from the internal accounting records of the Company, but was prepared using a methodology similar to that employed in determining the corresponding amount at December 31, 2009.
     SECTION 2. Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to the Underwriter as of the date hereof, the Applicable Time and as of the Closing Time as follows (references in this Section 2 to the “Prospectus” apply only in the case of representations and warranties made as of the Closing Time):
     (a) No Free Writing Prospectus. Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405), relating to the Securities other than as set forth on Schedule A-3.
     (b) Title to the Securities. Except as set forth in the Pricing Disclosure Package and the Prospectus, the Selling Stockholder has, and immediately prior to the any Date of Delivery,

the Selling Stockholder will have, good and valid title to the Securities to be sold by the Selling Stockholder hereunder at the Closing Time, free and clear of all liens, encumbrances, equities or claims, other than the pledge of certain Securities pursuant to the credit agreement, dated April 15, 2008, by and among the Selling Stockholder, Bank of America, N.A. (“Bank of America”), as agent, and Bank of America Securities LLC, as the sole lead arranger and sole and exclusive book manager, as amended from time to time before the date hereof, and the amended and restated pledge agreement, dated June 25, 2008, by and between the Selling Stockholder and Bank of America, as amended from time to time before the date hereof, which pledge will be released at the Closing Time with respect to the Initial Securities and, as applicable, any Date of Delivery with respect to any Option Securities purchased at such Date of Delivery.
     (c) Securities Held in Custody. The Securities to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder by Bank of America, is subject to the interest of the Underwriter, the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, or the occurrence of any other event.
     (d) Delivery of the Securities. Upon delivery of the Securities to be sold by the Selling Stockholder and payment therefor pursuant hereto (i) the Underwriter shall be “protected purchasers” of such Securities within the meaning of Section 8-303 of the New York Uniform Commercial Code (the “UCC”), (ii) under Section 8-501 of the UCC, the Underwriter will acquire good and valid title and a valid security entitlement in respect of such Securities and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement.
     (e) Authority. The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement, and at the time it enters into a custody, share release or similar agreement, reasonably acceptable to the Selling Stockholder and the Underwriter (the “Transfer Agreement”), the Selling Stockholder will have full right, power and authority, corporate or otherwise to enter into such agreement.
     (f) Execution of the Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.
     (g) Execution of Transfer Agreement. Upon its execution, the Transfer Agreement will have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and will constitute the valid and binding obligations of the Selling Stockholder.
     (h) Non-Contravention. The execution, delivery and performance of this Agreement and the Transfer Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults which, individually or in the aggregate, would not have a material adverse effect with respect to the Selling Stockholder.
     (i) No Consents. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement or the Transfer Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the Securities under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Underwriter and such approvals as have been obtained.
     (j) Registration Statement, Prospectus and Disclosure at Time of Sale. To the knowledge of the Selling Stockholder, the Registration Statement did not or will not, as of the time it became effective (including, without limitation, the effective dates of any amendments thereto and each deemed effective date with respect to the Underwriter pursuant to Rule 430B(F)(2) of the 1933 Act Regulations), the Applicable Time and at the Closing Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, to the knowledge of the Selling Stockholder, neither the Pricing Disclosure Package, as of the Applicable Time and at the Closing Time, nor the Prospectus nor any amendments or supplements thereto, as of its date, and at the Closing Time, included or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such representations and warranties set forth in this section apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus; it being agreed that the only such information is that which is included in the Pricing Disclosure Package and the Prospectus under the heading “Selling Stockholders” (the “Selling Stockholder Information”); provided, further, that the representations and warranties in this section shall not apply to statements in or omissions from the Registration Statement, Pricing Disclosure Package or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, Pricing Disclosure Package or Prospectus, as applicable (it being understood and agreed that the only such information furnished by Underwriter consists of the information described as such in Section 8 hereof).
     (k) No Undisclosed Information. The Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

     (l) No Market Manipulation. The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities other than the filing of one or more Forms 13D/A by the Selling Stockholder with respect to the sale of the Securities by the Selling Stockholders and the issuance of the press release by the Selling Stockholder set forth on Schedule A-3.
     Any certificate signed by any officer of the Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to the Underwriter.
     SECTION 3 Sale and Delivery to Underwriter; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell 40,900,000 shares of the Initial Securities and the Selling Stockholder agrees to sell 27,782,000 shares of the Initial Securities to the Underwriter, and the Underwriter agrees to purchase, at a price of $12.52 per share, all such Initial Securities.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder hereby grant an option to the Underwriter, severally and not jointly, to purchase up to an additional 6,135,000 shares of Common Stock from the Company and 4,167,300 shares of Common Stock from the Selling Stockholder at a price of $12.52 per share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Barclays to the Company and the Selling Stockholder setting forth the number of Option Securities as to which the several Underwriter are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Barclays, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriter, the Company and the Selling Stockholder agree that the Company and the Selling Stockholder will sell such number of Option Securities (subject to such adjustments to eliminate fractional shares as the Underwriter may determine) in proportion to the total number of shares of Initial Securities sold at the Closing Time by the Company and the Selling Stockholder.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Gibson, Dunn & Crutcher LLP, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M. (Eastern time) on the fourth business day after the date hereof or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.
     Payment shall be made to the Company and the Selling Stockholder by wire transfer of immediately available funds to such bank account as designated by the Company and the Selling Stockholder, as applicable, against delivery to the Underwriter for the respective accounts of the Underwriter of certificates for the Securities to be purchased by them
     (d) Denominations; Registration. One or more of the Securities in global form shall be in such denominations and registered in the name of Cede & Co., as nominee of DTC. The Securities will be made available for examination by the Underwriter in The City of New York not later than 5:00 P.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.
     SECTION 4. Covenants of the Company. The Company covenants with the Underwriter as follows:
     (a) Effectiveness. The Company will comply with the requirements of Rule 430B, including, without limitation, filing a prospectus including the information omitted from the Preliminary Prospectus in reliance on paragraph (a) or (b) of Rule 430B (“Rule 430B Information”), and will promptly notify the Underwriter, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.
     (b) Amendments. The Company will give the Underwriter prompt notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such Prospectus to which the Underwriter or counsel for the Underwriter shall reasonably object.
     (c) Delivery of Registration Statement. The Company will deliver to the Underwriter as many signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) as the Underwriter may reasonably request and will also deliver to the Underwriter a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriter. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Prospectus; Delivery of Prospectus. As promptly as practicable following the Applicable Time and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Underwriter the Prospectus, which shall consist of the Preliminary Prospectus as modified only by the Pricing Information. The Company will, during the period prior to the completion of the resale of the Securities by the Underwriter, furnish to the Underwriter, without charge, such number of copies of the Pricing Disclosure Package and the Prospectus and any amendments and supplements thereto and documents incorporated by reference therein as the Underwriter may reasonably request. In addition, the Company will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Notice and Effect of Material Events; Continued Compliance with Securities Laws. The Company will promptly notify the Underwriter and confirm each such notice in writing, of any material changes in or affecting the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Pricing Disclosure Package or the Prospectus false or misleading in any material respect or (ii) if not disclosed in either the

Pricing Disclosure Package or the Prospectus would constitute a material omission therefrom. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Company, its counsel, the Underwriter or counsel for the Underwriter, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, such new registration statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any prospectus supplement relating to the Securities or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and, subject to
Section 4(j), will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Qualification of Securities for Offer and Sale. The Company will endeavor, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign entity. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the Applicable Time.
     (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in conformity with the uses set forth in each of the Pricing Disclosure Package and the Prospectus.
     (h) Reporting Requirements. The Company, until the completion of the distribution of the Securities as contemplated by this Agreement and the Prospectus, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement as defined in Rule 158 for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (i) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Barclays, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of or transfer any share of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase or receive Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) the anti-dilution right pursuant to that certain Stock Purchase and Support Agreement dated August 21, 2007 between the Company and Infinity World Investments, LLC.
     (j) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.
     The Underwriter may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     SECTION 5. Covenants of the Selling Stockholder. The Selling Stockholder covenants with the Underwriter as follows:
     (a) Securities to be Sold. No later than the closing of business, Pacific time, on the business day immediately preceding the Closing Time, the Selling Stockholder will deliver the Transfer Agreement and make arrangements (reasonably satisfactory to the Underwriter), which arrangements shall be irrevocable without the consent of Barclays, for delivery (a) on the Closing Time of the Initial Securities to be sold by the Selling Stockholder on the Closing Date to the Company’s transfer agent and contemporaneous credit to the account of the Underwriter of such Initial Securities and (b) on any Date of Delivery of the applicable number of Option Securities to the Company’s transfer agent and contemporaneous credit to the account of the Underwriter of such number of Option Securities set forth in the applicable overallotment option notice delivered by Barclays pursuant to Section 3(b) hereof. The obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.
     (b) Free Writing Prospectuses. Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Stock other than as set forth on Schedule A-3.
     (c) Tax Forms. The Selling Stockholder shall deliver to the Underwriter prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-9.
     The Underwriter may, in its sole discretion, waive in writing the performance by the Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.
     SECTION 6. Payment of Expenses.
     (a) Expenses. The Selling Stockholder shall pay the fees and expenses of its counsel and the unaffiliated third party under the Transfer Agreement, and the Company shall pay the fees and expenses of its counsel. Subject to the prior sentence, the Company and the Selling Stockholder will share (on a proportionate basis relative to the total number of shares of Initial Securities sold by each at the Closing Time) all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing, delivery to the Underwriter and filing of the Registration Statement as originally filed, the Pricing Disclosure Package and Prospectus (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery of this Agreement, the Transfer Agreement, the Lock-Up Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of a Blue Sky Survey, if any, (vi) the printing and delivery to the Underwriter of copies of the Original Registration Statement and of each amendment thereto, and of the Pricing Disclosure Package and Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriter of copies of a Blue Sky Survey and (viii) the fees and expenses of any transfer agent or registrar for the Securities.
     (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 7(i) or Section 10(a) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.
     SECTION 7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
     (b) Opinions of Counsel. At the Closing Time, the Underwriter shall have received:
     (1) the favorable opinion of Weil, Gotshal & Manges LLP, counsel for the Company, dated as of such Closing Date or Subsequent Closing Date, substantially in the form attached as Exhibit A hereto and satisfactory to the Underwriter.
     (2) the favorable opinion, dated as of the Closing Time, of Lionel Sawyer & Collins, Nevada counsel for the Company and the Selling Stockholder, substantially in the form attached as Exhibit B hereto and satisfactory to the Underwriter.

     (3) the favorable opinion, dated as of the Closing Time, of Fox Rothschild LLP, New Jersey counsel for the Company, substantially in the form attached as Exhibit C hereto and satisfactory to the Underwriter.
     (4) the favorable opinion, dated as of the Closing Time, of Dickinson Wright PLLC, Michigan counsel to the Company, substantially in the form attached as Exhibit D hereto and satisfactory to the Underwriter.
     (5) the favorable opinion, dated as of the Closing Time, of Butler, Snow, O’Mara, Stevens & Cannada, PLLC, Mississippi counsel to the Company, substantially in the form attached as Exhibit E hereto and satisfactory to the Underwriter.
     (6) the favorable opinion, dated as of the Closing Time, of Shefsky and Froelich Ltd., Illinois counsel to the Company, substantially in the form attached as Exhibit F hereto and satisfactory to the Underwriter.
     (7) the favorable opinion, dated as of the Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Selling Stockholder, substantially in the form attached as Exhibit G hereto and satisfactory to the Underwriter.
     (8) the favorable opinion, dated as of the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter.
     In giving their opinions required by subsections (b)(1) and (b)(8), respectively, of this Section, Weil, Gotshal & Manges LLP and Gibson, Dunn & Crutcher LLP shall each additionally state that nothing has come to their attention that would lead them to believe that (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein and that part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility and Qualification under the 1939 Act (Form T-1), as to which counsel need make no statement) (i) the Registration Statement, at the time it became effective (which, for purpose of the opinion shall mean May 1, 2009), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (c) Officers’ Certificate from Company. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Company Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the president or a vice president of the Company and of the secretary or the assistant secretary of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof were true and correct at the Applicable Time and are true and correct on and as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement or notice under Rule 401(g)(2) that would prevent its use has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, threatened by the Commission.
     (d) Officers’ Certificate from Selling Stockholder. The Selling Stockholder shall have furnished to the Underwriter a certificate, dated as of the Closing Time, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct on and as of the Closing Time and that the Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.
     (e) Accountants’ Comfort Letter. The Underwriter shall have received from Deloitte & Touche LLP, independent public accountants, a letter dated the date hereof, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriter with respect to the financial statements and certain financial information contained in the Preliminary Prospectus and the Pricing Information.
     (f) Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from Deloitte & Touche LLP, independent public accountants, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 7, except that (i) procedures shall be brought down to a date not more than five days prior to the Closing Time and (ii) it shall cover the financial information in the Prospectus and any amendment or supplement thereto (and shall make the statements made in the letter furnished pursuant to subsection (d) of this Section with respect to any such amendment or supplement (including any periodic or current report filed with the Commission after the date hereof and prior to the Closing Time).
     (g) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any downgrade in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act).
     (h) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of (i) Exhibit H hereto signed by the persons listed on Schedule C hereto and (ii) Exhibit I hereto signed by Tracinda Corporation.

     (i) Transfer Agreement. Prior to the Closing Time, the Underwriter shall have received the Transfer Agreement signed by Tracinda Corporation and the unaffiliated third party to the Transfer Agreement.
     (j) Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.
     (k) Termination of Agreement. If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligation of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Sections 4, 6 and 8 hereof.
     (l) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
     (m) Conditions to Purchase of Option Securities. In the event that the Underwriter exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:
     (i) Officers’ Certificates. A certificate, dated such Date of Delivery, of (A) the President or a Vice President of the Company and of the secretary or assistant secretary of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 7(c) hereof remains true and correct as of such Date of Delivery and (B) the Selling Stockholder confirming that the certificate delivered at the Closing Time pursuant to Section 7(d) hereof remains true and correct as of such Date of Delivery.
     (ii) Opinion of Counsel for Company. The favorable opinion of Weil, Gotshal & Manges LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(b)(1) hereof.
     (iii) Opinion of Nevada Counsel for Company and Selling Stockholder. The favorable opinion of Lionel Sawyer & Collins, Nevada counsel for the

Company and the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriter, dated on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 7(b)(2) hereof
     (iv) Opinion of New Jersey Counsel for Company. The favorable opinion of Fox Rothschild LLP, New Jersey counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 7(b)(3) hereof.
     (v) Opinion of Michigan Counsel for Company. The favorable opinion of Dickinson Wright PLLC, Michigan counsel to the Company, in form and substance satisfactory to counsel for the Underwriter, dated on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 7(b)(4) hereof.
     (vi) Opinion of Mississippi Counsel for Company. The favorable opinion Butler, Snow, O’Mara, Stevens & Cannada, PLLC, Mississippi counsel to the Company, in form and substance satisfactory to counsel for the Underwriter, dated on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 7(b)(5) hereof.
     (vii) Opinion of Illinois Counsel for Company. The favorable opinion of Shefsky and Froelich Ltd., Illinois counsel to the Company, in form and substance satisfactory to counsel for the Underwriter, dated on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 7(b)(6) hereof.
     (viii) Opinion of Counsel to the Selling Stockholder. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP., counsel to the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriter, dated on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 7(b)(7) hereof.
     (ix) Opinion of Counsel for Underwriter. The favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(b)(8) hereof.
     (x) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 7(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than two days prior to such Date of Delivery.
     SECTION 8. Indemnification.

     (a) Indemnification of Underwriter by the Company. The Company agrees to indemnify and hold harmless (i) the Underwriter, (ii) each person, if any, who controls the Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and (iii) the respective officers, directors, partners, employees, representatives, affiliates and agents of the Underwriter or any person referenced in clause (ii), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, which expenses shall be paid as incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof (including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C of the 1933 Act Regulations), any Issuer Free Writing Prospectus, any preliminary prospectus (including the Preliminary Prospectus), the Pricing Disclosure Package or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter through the Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described in Section 8(g)).
     (b) Indemnification of Underwriter by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless (i) the Underwriter, (ii) each person, if any, who controls the Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and (iii) the respective officers, directors, partners, employees, representatives, affiliates and agents of the Underwriter or any person referenced in clause (ii), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, which expenses shall be paid as incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof (including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C of the 1933 Act Regulations), any Issuer Free Writing Prospectus, any preliminary prospectus (including the Preliminary Prospectus), the Pricing Disclosure Package or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter through the Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described in Section 8(g)); provided that the Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder

Information. The liability of the Selling Stockholder under the indemnity agreement contained in this Section shall be limited to an amount equal to the total gross proceeds from the offering of the Securities purchased under the Agreement received by the Selling Stockholder, as set forth in the table on the cover page of the Prospectus.
     (c) Indemnification of Company and Selling Stockholder. The Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) the Company and the Selling Stockholder, (ii) each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and (iii) the respective officers, directors, partners, employees, representatives, affiliates and agents of the Company, the Selling Stockholder or person referenced in clause (ii) to the same extent as the foregoing indemnity in Section 8(a) from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter through the Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus (including the Preliminary Prospectus), the Pricing Disclosure Package or the Prospectus or any amendments or supplements thereto (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in this Section 8(g)).
     (d) Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the “Indemnified Party”) shall promptly notify the person from whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement) and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 8(a) above, and by the Company, in the case of parties indemnified pursuant to Section 8(b) above. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the first and second sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
     (e) Contribution. To the extent the indemnification provided for in Section 8(a), 8(b) of 8(c) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities, or (ii) if the allocation provided by Section 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(e)(i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Price to Public of the Securities. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriter’s respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.
     (f) The Company, the Selling Stockholder and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts or commissions applicable to the Securities underwritten by it and distributed to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not liable for any of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity. The obligations of the Underwriter to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder, and not joint.
     (g) It is understood and agreed that the only information furnished by the Underwriter consists of the following information in the Prospectus: the first sentence of the second paragraph under “Commissions and Expenses” and the first sentence of the first paragraph under “Stabilization and Short Positions,” in each case under the caption “Underwriting.”
     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements, including indemnity and contribution provisions, contained in this Agreement, or contained in certificates of officers of the Company or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Securities to the Underwriter.
     SECTION 10. Termination of Agreement.
     (a) Termination; General. This Agreement shall be subject to termination by notice given by the Underwriter to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, NYSE Amex Equities or FINRA, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Underwriter, is material and adverse or (v) there has been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Pricing Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (b) in the case of any of the events specified in Sections 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in the sole judgment of the Underwriter, impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof. Notwithstanding any such termination, the provisions of Section 8 shall remain in effect.
     SECTION 11. Intentionally Omitted.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter c/o Barclays Capital Inc., 1271 Avenue of Americas, 42nd Floor, New York, New York 10020, facsimile (646) 834-8133, attention of Syndicate Registration, with a copy to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 1271 Avenue of the Americas, 44th Floor, New York, New York 10020, facsimile (212) 520-0421, and with a copy to Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, California 90067, attention of Jonathan Layne, notices to the Company shall be directed to it at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, attention of Bill Scott, Executive Vice President, Corporate Strategy & Special Counsel, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, attention of Rod Miller, and notices to the Selling Stockholder shall be directed to it at 150 S. Rodeo Drive, #250, Beverly Hills, California 90212, attention of Richard Sobelle, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob.
     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 14. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise expressly provided herein.
     SECTION 15. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 16. No Fiduciary Responsibility. Each of the Company and the Selling Stockholder acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement (collectively, the “Transactions”), the Company, the Selling Stockholder and the Underwriter and any affiliate through which it may be acting (each, a “Transaction Affiliate”) have an arms length business relationship that creates no fiduciary duty on the part of the Underwriter or any Transaction Affiliate and each expressly disclaims any fiduciary relationship with respect to any and all aspects of the Transactions.
     SECTION 17. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties hereto with respect to the subject matter hereof.
[signature page follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Stockholder in accordance with its terms.

Very truly yours, MGM RESORTS INTERNATIONAL
By:	/s/ William M. Scott IV
	Name:	William M. Scott IV
	Title:	Executive Vice President, Corporate Strategy & Special Counsel

TRACINDA CORPORATION
By:	/s/ Anthony L. Mandekic
	Name:	Anthony L. Mandekic
	Title:	Secretary & Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.

By	/s/ John-James Webb Name: John-James Webb
Title: Managing Director
[Underwriting Agreement Signature Page]

Schedule A-1
MGM Resorts International
1. $12.65
2. 68,682,000 Initial Securities and 10,302,300 Option Securities.

Schedule A-2
Issuer Free Writing Prospectuses
     None.

Schedule A-3
Other Free Writing Prospectuses
     Press Release issued on October 12, 2010 by Tracinda Corporation and filed pursuant to Rule 433.

Schedule B
Company Subsidiaries
1.	350 LEASING COMPANY I, LLC, a Nevada limited liability company

2.	350 LEASING COMPANY II, LLC, a Nevada limited liability company

3.	450 LEASING COMPANY I, LLC, a Nevada limited liability company

4.	550 LEASING COMPANY I, LLC, a Nevada limited liability company

5.	550 LEASING COMPANY II, LLC, a Nevada limited liability company

6.	AC HOLDING CORP., a Nevada corporation

7.	AC HOLDING CORP. II, a Nevada corporation

8.	ARIA RESORT & CASINO, LLC, a Nevada limited liability company

9.	BEAU RIVAGE DISTRIBUTION CORP., a Mississippi corporation

10.	BEAU RIVAGE RESORTS, INC., a Mississippi corporation

11.	BELLAGIO, LLC, a Nevada limited liability company

12.	BUNGALOW, INC., a Mississippi corporation

13.	CIRCUS CIRCUS CASINOS, INC., a Nevada corporation

14.	MGM RESORTS MISSISSIPPI, INC., a Mississippi corporation

15.	CITYCENTER FACILITIES MANAGEMENT, LLC, a Nevada limited liability company

16.	CITYCENTER REALTY CORPORATION, a Nevada corporation

17.	DESTRON, INC., a Nevada corporation

18.	DIAMOND GOLD, INC., a Nevada corporation

19.	GALLEON, INC., a Nevada corporation

20.	GOLD STRIKE AVIATION, INCORPORATED, a Nevada corporation

21.	GOLD STRIKE FUEL COMPANY, LLC, a Nevada limited liability company

22.	GOLD STRIKE L.V., a Nevada partnership

23.	GOLDSTRIKE FINANCE COMPANY, INC., a Nevada corporation

24.	GRAND LAUNDRY, INC., a Nevada corporation

25.	IKM MGM MANAGEMENT, LLC, a Nevada limited liability company

26.	IKM MGM, LLC, a Nevada limited liability company

27.	JEAN DEVELOPMENT COMPANY, LLC, a Nevada limited liability company

28.	JEAN DEVELOPMENT NORTH, LLC, a Nevada limited liability company

29.	JEAN DEVELOPMENT WEST, LLC, a Nevada limited liability company

30.	JEAN FUEL COMPANY WEST, LLC, a Nevada limited liability company

31.	LV CONCRETE CORP., a Nevada corporation

32.	M3 NEVADA INSURANCE COMPANY, a Nevada corporation

33.	M.I.R. TRAVEL, a Nevada corporation

34.	M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation

35.	MAC, CORP., a New Jersey corporation

36.	MANDALAY CORP., a Nevada corporation

37.	MANDALAY EMPLOYMENT, LLC, a Nevada limited liability company

38.	MANDALAY MARKETING AND EVENTS, a Nevada corporation

39.	MANDALAY PLACE, a Nevada corporation

40.	MANDALAY RESORT GROUP, a Nevada corporation

41.	METROPOLITAN MARKETING, LLC, a Nevada limited liability company

42.	MGM GRAND (INTERNATIONAL), PTE LTD., a Singapore corporation

43.	MGM GRAND (MACAO) LIMITED, a Macao S.A.R. corporation

44.	MGM GRAND ATLANTIC CITY, INC., a New Jersey corporation

45.	MGM GRAND CONDOMINIUMS, LLC, a Nevada limited liability company

46.	MGM GRAND CONDOMINIUMS II, LLC, a Nevada limited liability company

47.	MGM GRAND CONDOMINIUMS III, LLC, a Nevada limited liability company

48.	MGM GRAND CONDOMINIUMS EAST-TOWER I, LLC, a Nevada limited liability company

48.	MGM GRAND DETROIT, LLC, a Delaware limited liability company

50.	MGM GRAND DETROIT II, LLC, a Delaware limited liability company

51.	MGM GRAND DETROIT, INC., a Delaware corporation

52.	MGM GRAND HOTEL, LLC, a Nevada limited liability company

53.	MGM GRAND NEW YORK, LLC, a Nevada limited liability company

54.	MGM GRAND RESORTS, LLC, a Nevada limited liability company

55.	MGM GRAND RESORTS DEVELOPMENT (F.K.A. MANDALAY DEVELOPMENT), a Nevada corporation

56.	MGM HOSPITALITY INDIA PRIVATE LIMITED, an India corporation

57.	MGM RESORTS ADVERTISING, INC., a Nevada corporation

58.	MGM RESORTS AIRCRAFT HOLDINGS, LLC, a Nevada limited liability company

59.	MGM RESORTS AVIATION CORP., a Nevada corporation

60.	MGM MIRAGE (BEIJING) HOSPITALITY SERVICES, LTD., a Hong Kong corporation

61.	MGM RESORTS CHINA HOLDINGS LIMITED, a Hong Kong corporation

62.	MGM RESORTS CORPORATE SERVICES, a Nevada corporation

63.	MGM RESORTS INTERNATIONAL DESIGN, a Nevada corporation

64.	MGM RESORTS DEVELOPMENT, LLC, a Nevada limited liability company

65.	MGM RESORTS ENTERTAINMENT AND SPORTS, a Nevada corporation

66.	MGM RESORTS INTERNATIONAL GLOBAL GAMING DEVELOPMENT, LLC, a Nevada limited liability company

67.	MGM MIRAGE HOSPITALITY (SUZHOU) LIMITED, a Hong Kong corporation

68.	MGM MIRAGE HOSPITALITY DEVELOPMENT LLC (DUBAI), a Dubai limited liability company

69.	MGM MIRAGE HOSPITALITY DEVELOPMENT LLC (ABU DHABI), an Abu Dhabi limited liability company

70.	MGM MIRAGE HOSPITALITY HOLDINGS, LLC, a Dubai limited liability company

71.	MGM MIRAGE HOSPITALITY INTERNATIONAL HOLDINGS, LTD, an Isle of Man corporation

72.	MGM HOSPITALITY, LLC, a Nevada limited liability company

73.	MGM INTERNATIONAL, LLC, a Nevada limited liability company

74.	MGM RESORTS INTERNATIONAL MARKETING, INC., a Nevada corporation

75.	MGM RESORTS LAND HOLDINGS, LLC, a Nevada limited liability company

76.	MGM RESORTS MACAO, LLC, a Nevada limited liability company

77.	MGM RESORTS MACAU, LTD., an Isle of Man corporation

78.	MGM RESORTS MANAGEMENT AND TECHNICAL SERVICES, LLC, a Nevada limited liability company

79.	MGM RESORTS MANUFACTURING CORP., a Nevada corporation

80.	MGM RESORTS INTERNATIONAL MARKETING, LTD, a Hong Kong corporation

81.	MGM RESORTS INTERNATIONAL OPERATIONS, INC., a Nevada corporation

82.	MGM RESORTS RETAIL, a Nevada corporation

83.	MGMM INSURANCE COMPANY, a Nevada corporation

84.	MGM RESORTS INTERNATIONAL HOLDINGS, LTD., an Isle of Man corporation

85.	MGM MACAU, LTD., an Isle of Man corporation

86.	MH, INC., a Nevada corporation

87.	MIRAGE LAUNDRY SERVICES CORP., a Nevada corporation

88.	MIRAGE LEASING CORP., a Nevada corporation

89.	MIRAGE RESORTS, INCORPORATED, a Nevada corporation

90.	MMNY LAND COMPANY, INC., a New York corporation

91.	MRG VEGAS PORTAL, INC., a Nevada corporation

92.	MRGS, LLC, a Nevada limited liability company

93.	NEVADA LANDING PARTNERSHIP, an Illinois partnership

94.	NEW CASTLE CORP., a Nevada corporation

95.	NEW PRMA LAS VEGAS, INC., a Nevada corporation

96.	NEW YORK-NEW YORK HOTEL & CASINO, LLC, a Nevada limited liability company

97.	NEW YORK-NEW YORK TOWER, LLC, a Nevada limited liability company

98.	OE PUB, LLC, a Nevada limited liability company

99.	PRMA LAND DEVELOPMENT COMPANY, a Nevada corporation

100.	PRMA, LLC, a Nevada limited liability company

101.	PROJECT CC, LLC, a Nevada limited liability company

102.	RAILROAD PASS INVESTMENT GROUP, a Nevada partnership

103.	RAMPARTS INTERNATIONAL, a Nevada corporation

104.	RAMPARTS, INC., a Nevada corporation

105.	REVIVE PARTNERS, LLC, a Nevada limited liability company

106.	SIGNATURE TOWER I, LLC, a Nevada limited liability company

107.	SIGNATURE TOWER 2, LLC, a Nevada limited liability company

108.	SIGNATURE TOWER 3, LLC, a Nevada limited liability company

109.	THE CRYSTALS AT CITYCENTER MANAGEMENT, LLC, a Nevada limited liability company

110.	THE SIGNATURE CONDOMINIUMS, LLC, a Nevada limited liability company

111.	THE MIRAGE CASINO-HOTEL, a Nevada corporation

112.	TOWER B, LLC, a Nevada limited liability company

113.	TOWER C, LLC, a Nevada limited liability company

114.	VDARA CONDO HOTEL, LLC, a Nevada limited liability company

115.	VICTORIA PARTNERS, a Nevada partnership

116.	VIDIAD, a Nevada corporation

117.	VINTAGE LAND HOLDINGS, LLC, a Nevada limited liability company

118.	VINTAGE LAND HOLDINGS II, LLC, a Nevada limited liability company

Schedule C
List of Persons Subject to Lock-Up

Name	Position
James J. Murren	Chairman of the Board, Chief Executive Officer and President

Robert H. Baldwin	Chief Design and Construction Officer and Director

Aldo Manzini	Executive Vice President and Chief Administrative Officer

Daniel J. D’Arrigo	Executive Vice President, Chief Financial Officer and Treasurer

Robert C. Selwood	Executive Vice President and Chief Accounting Officer

John M. McManus	Executive Vice President, General Counsel and Secretary

Bill Scott	Executive Vice President, Corporate Strategy and Special Counsel

Corey Sanders	Chief Operating Officer

William A. Bible	Director

Burton Cohen	Director

Willie D. Davis	Director

Alexis Herman	Director

Roland A. Hernandez	Director

Anthony Mandekic	Director

Rose McKinney-James	Director

Daniel J. Taylor	Director

Melvin B. Wolzinger	Director

Exhibit A
Opinion matters covered by
Weil, Gotshal & Manges LLP,
counsel to the Company
          1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Registration Statement and the Prospectus (including the documents incorporated by reference therein).
          2. The Common Shares to be issued pursuant to the Agreement have been duly authorized and, when issued as contemplated by the Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Company’s Certificate of Incorporation.
          3. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company.
          4. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule 1 to the opinion, (iii) Delaware corporate, New York or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any New York or federal court or governmental authority binding on the Company or its subsidiaries identified as material by the Company on Schedule 2 to the opinion.
          5. No consent, approval, waiver, license or authorization or other action by or filing with any federal, Delaware or New York governmental authority is required in connection with the execution and delivery by the Company of the Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for (i) filings and other actions required pursuant to the Securities Act of 1933 and/or the Securities Exchange Act of 1934 and the rules and regulations thereunder and (ii) other federal and state securities or blue sky laws, as to which we express no opinion in this paragraph.
          6. The Registration Statement has become effective under the Securities Act, and we are not aware of any stop order suspending the effectiveness of the Registration Statement. To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

          7. To our knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.
          8. The Company is not, and immediately after giving effect to the sale of the Common Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.
          9. The information in the Prospectus under “Description of Capital Stock—Common Stock,” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.
          10. The Registration Statement, as of its most recent effective date (which for purposes of this letter is understood to be the date of the Agreement), and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Common Shares, to the applicable requirements of the Securities Act and the rules and regulations thereunder.

EXHIBIT B
[Opinions of Lionel, Sawyer & Coffins]
     A. Given on Behalf of the Company
     1. The Company has all authorizations, approvals, consents, orders, licenses, certificates and permits required of or from any governmental or regulatory body under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder (the “Nevada Gaming Laws”) (each, a “Nevada Permit”) to own, lease and license its assets and properties and to conduct its business as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, but only to the extent the same are currently conducted and operated. To the best of our knowledge, the Company has fulfilled and performed in all material respects all of their obligations with respect to Nevada Permits and, to the best of our knowledge, the Company is in violation of any term or provision of any such Nevada Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder of any such Nevada Permits.
     2. No Nevada Permits are required for the execution, delivery or performance by the Company of the Underwriting Agreement or for the consummation of the transactions contemplated thereby including the issuance of the shares of Common Stock, except (i) as disclosed in each of the Pricing Disclosure Package and the Final Offering Memorandum and (ii) for such Nevada Permits that have been obtained. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated therein and compliance by the Company with its or their obligations thereunder will not result in any violation of the provisions of any Nevada Gaming Law or administrative regulation or any administrative or court decree with respect to any Nevada Gaming Law known to us which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.
     3. The statements under the captions (A) “Regulation and Licensing” regarding Nevada laws, rules, regulations and legal conclusions (and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 included in Exhibit 99.2 under the heading “Nevada Government Regulation”), (B) “Risk Factors” and (C) elsewhere in the Pricing Disclosure Package and the Prospectus insofar as such statements constitute a summary of matters of Nevada law, a summary of Nevada proceedings or Nevada legal conclusions, were true and correct in all material respects as of the “Applicable Time” and as of the “Closing Time” (as Applicable Time and Closing Time are defined in the Underwriting Agreement).
     B. Given on Behalf of the Selling Stockholder

     1. The Selling Stockholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.
     2. The Selling Stockholder has corporate power and authority to enter into the Underwriting Agreement and to sell, assign, transfer and deliver the Securities to be sold by the Selling Stockholder in the manner provided in the Underwriting Agreement and to comply with its other obligations under the Underwriting Agreement.
     3. The Underwriting Agreement has been duly and validly authorized, and has been duly executed and delivered by the Selling Stockholder.
     4. The execution, delivery and performance of the Underwriting Agreement by the Selling Stockholder, compliance by the Selling Stockholder with all the provisions thereof and consummation of the transactions contemplated thereby will not require any consent, approval, authorization or other order of any Nevada state court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act, state securities laws or Blue Sky laws), will not contravene or conflict with, result in a breach or violation of, or constitute a default under, the articles of incorporation and bylaws of the Selling Stockholder and will not violate, contravene or conflict with any provision of applicable Nevada state law or regulation, statute, administrative regulation or ruling.

EXHIBIT C
[Opinion of Rothschild LLP]
     The statements regarding New Jersey laws under the caption “Regulation and Licensing” in the Pricing Disclosure Package and Prospectus and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 included in Exhibit 99.2 under the heading “New Jersey Government Regulation” (as updated by the Prospectus), insofar as such statements constitute a summary of matters of New Jersey law, a summary of New Jersey legal proceedings or New Jersey legal conclusions, were true and correct in all material respects as of the Applicable Time and as of the Closing Time.

EXHIBIT D
[Opinion of Dickinson Wright PLLC]
     The statements under the caption “Regulation and Licensing” and elsewhere in each of the Pricing Disclosure Package and Prospectus regarding Michigan laws, rules, regulations and legal conclusions and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 included in Exhibit 99.2 under the heading “Michigan Government Regulation and Taxation,” in each case as in effect at the date such statements were made, were true and correct in all material respects as of the Applicable Time and as of the Closing Time.

EXHIBIT E
[Opinion of Butler, Snow, O’Mara, Steven & Cannada, PLLC]
     The statements under the caption “Regulation and Licensing” and elsewhere in each of the Pricing Disclosure Package and the Prospectus regarding Mississippi laws, rules, regulations and legal conclusions included in the Disclosure Package and in the Prospectus and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 included in Exhibit 99.2 under the heading “Mississippi Government Regulation,” in each case as in effect at the date such statements were made, were true and correct in all material respects as of the Applicable Time and as of the Closing Time.

EXHIBIT F
[Opinion matters covered by Shefsky and Froelich Ltd.]
     The statements under the caption “Regulation and Licensing” and elsewhere in each of the Disclosure Package and the Prospectus regarding Illinois laws, rules, regulations and legal conclusions included in the Disclosure Package and in the Prospectus and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 included in Exhibit 99.2 under the heading “Illinois Government Regulation,”, in each case as in effect at the date such statements were made, were true and correct in all material respects as of the Applicable Time and as of the Closing Time.

EXHIBIT G
[Opinion matters covered by Fried, Frank, Harris, Shriver & Jacobson LLP]
     1. The execution, delivery and performance of the Underwriting Agreement by Tracinda will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any U.S. federal or New York state law, rule or regulation or (b) any judgment, decree or order of any governmental authority, agency or body or any court having jurisdiction over Tracinda or any of its properties which judgment, decree or order is specifically identified to us in the Officer’s Certificate.
     2. No consent, approval, authorization or order of any U.S. federal or New York state governmental authority, agency or body or any U.S. federal or New York state court is required to be obtained or made by Tracinda in connection with the sale of the Securities to be sold by Tracinda, except such as have been obtained and made under the Securities Act and such as may be required under state or foreign securities laws and the rules, regulations or interpretations of FINRA and the New York Stock Exchange.
     3. Upon (i) payment for the Securities to be sold by Tracinda as provided in the Underwriting Agreement, (ii) the delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, (iii) the registration of such Securities in the name of Cede or such other nominee by the issuer of such Securities and (iv) DTC indicating by book entry on its records that such Securities have been credited to securities accounts of the Underwriter, (A) DTC will be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the Uniform Commercial Code of the State of New York in effect on the date hereof (the “UCC”), (B) under Section 8-501 of the UCC, the Underwriter will acquire a security entitlement in respect of such Securities, and (C) under Section 8-502 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Securities may be asserted against the Underwriter with respect to such security entitlement (having assumed for purposes of our opinions in this paragraph 3 that when such payment, delivery, registration and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) neither DTC nor the Underwriter have “notice of an adverse claim” (as defined in Section 8-105 of the UCC) to the Securities).

EXHIBIT H
Form of Lock-Up Agreement
October [  ], 2010
Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

Re:	Proposed Offering by MGM Resorts International
Ladies and Gentlemen:
     The undersigned, a stockholder [and an officer and/or director] of MGM Resorts International, a Delaware corporation (the “Company”), understands that Barclays Capital Inc. (“Barclays”) propose(s) to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Barclays that, during a period of 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Barclays, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer (collectively, “transfer”) any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file, or cause to be filed, any registration statement in connection therewith, under the Securities Act of 1933, as amended or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (each, an “Economic Transfer”); provided, however, that the undersigned may transfer its, or enter into Economic Transfers of, Lock-Up Securities so long as either (i) the purchaser or acquiror agrees to be bound by the terms of this Lock-Up Agreement or (ii) the Transfer or Economic Transfer is not consummated until a date following the Lock-Up Period.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Barclays, provided that (1) with respect to any transfers described under clauses (i), (iii), (v) or (vi), Barclays receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be and (2) any such transfer shall not involve a disposition for value:

(i)	as a bona fide gift or gifts, including to a charitable organization; or

(ii)	shares of Common Stock sold under any Rule 10b5-1 trading plan existing prior to the date hereof; or

(iii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iv)	shares of Common Stock surrendered to the Company in payment of taxes due upon vesting or exercise of equity based awards; or

(v)	as a distribution to limited partners or stockholders of the undersigned; or

(vi)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(vii)	shares of Common Stock sold to fund estate or other tax obligations related to the exercise of options or other similar compensatory arrangements; or

(viii)	by will or under the laws of descent.
     Furthermore, the undersigned may (i) sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering, and (ii) exercise any outstanding options or other similar rights issued under compensatory arrangements which expire during the Lock-Up Period and sell any shares of common stock received in connection with that exercise, as part of a cashless exercise or otherwise.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

EXHIBIT I
Form of Lock-Up Agreement from Tracinda Corporation
October [  ], 2010
Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

Re:	Proposed Offering by MGM Resorts International
Ladies and Gentlemen:
     The undersigned, a stockholder of MGM Resorts International, a Delaware corporation (the “Company”), understands that Barclays Capital Inc. (“Barclays”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Barclays that, during a period of 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Barclays, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer (collectively, “transfer”) any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file, or cause to be filed, any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (each, an “Economic Transfer”); provided, however, that the undersigned may transfer its, or enter into Economic Transfers of, Lock-Up Securities so long as either (i) the purchaser or acquiror agrees to be bound by the terms of this Lock-Up Agreement or (ii) the Transfer or Economic Transfer is not consummated until a date following the Lock-Up Period.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Barclays, provided that (1) with respect to any transfers described under clauses (i), (iii), (v) or (vi), Barclays receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be and (2) any such transfer shall not involve a disposition for value:

(i)	as a bona fide gift or gifts, including to a charitable organization; or

(ii)	shares of Common Stock sold under any Rule 10b5-1 trading plan existing prior to the date hereof; or

(iii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iv)	shares of Common Stock surrendered to the Company in payment of taxes due upon vesting or exercise of equity based awards; or

(v)	as a distribution to limited partners or stockholders of the undersigned; or

(vi)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(vii)	shares of Common Stock sold to fund estate or other tax obligations related to the exercise of options or other similar compensatory arrangements; or

(viii)	by will or under the laws of descent.
     Furthermore, the undersigned may (i) sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering, and (ii) exercise any outstanding options or other similar rights issued under compensatory arrangements which expire during the Lock-Up Period and sell any shares of common stock received in connection with that exercise, as part of a cashless exercise or otherwise.
     In addition, the undersigned may transfer and pledge any Lock-Up Securities as required by any agreement (as may be amended) set forth in Schedule A.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Tracinda Corporation

Signature:

By:

Its:

SCHEDULE A
Revolving Credit Facility Letter Agreement, dated April 15, 2008.
Custody Agreement, dated April 15, 2008.
First Amendment to Revolving Credit Facility Letter Agreement, dated May 21, 2008.
Second Amendment to Revolving Credit Facility Letter Agreement, dated June 16, 2008.
Amended and Restated Pledge Agreement, dated June 25, 2008.